Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement and Post-Effective Amendment No.1 to Registration Statement Nos. 333-54450 and 333-54450-01 (collectively, the "Registration Statements") of Cox Communications, Inc. on Forms S-3 of our report dated February 6, 2001 (March 6, 2001 as to Note 18), appearing in the Annual Report on Form 10-K of Cox Communications, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statements.



/s/ Deloitte & Touche
Atlanta, Georgia
July 13, 2001